EXHIBIT 99.1

Media Relations:

Michael Hakkert	Sarah Sorensen
Juniper Networks, Inc	Juniper Networks, Inc.
(408) 936-8342	(408) 936-4037
mhakkert@juniper.net	ssorensen@juniper.net

Investor Relations:
Kathleen Bela
Juniper Networks, Inc.
(408) 936-7804
kbela@juniper.net

JUNIPER NETWORKS REPORTS FOURTH QUARTER AND FULL YEAR 2007 FINANCIAL RESULTS
Q4’07 Revenue of $809.2M, up 36% from Q4’06;
Q4’07 GAAP EPS $0.22; Q4’07 Non-GAAP EPS $0.27, up 44% from Q4’06

SUNNYVALE, Calif., January 24, 2008 – Juniper Networks, Inc. (NASDAQ: JNPR) today reported its results for the three and twelve months ended December 31, 2007.

Net revenues for the fourth quarter of 2007 were $809.2 million, compared with $595.8 million for the fourth quarter of 2006, an increase of 36 percent. Net revenues for the twelve months ended December 31, 2007 were $2,836.1 million, compared with $2,303.6 million for the 2006 fiscal year, an increase of 23 percent.

Net income on a GAAP basis for the fourth quarter of 2007 was $122.9 million or $0.22 per share on a diluted basis, compared with a GAAP net income of $71.0 million or $0.12 per share for the fourth quarter of 2006. Non-GAAP net income for the fourth quarter of 2007 was $151.5 million or $0.27 per share on a diluted basis, compared with non-GAAP net income of $112.6 million or $0.19 per share for the fourth quarter of 2006. Net income on a GAAP basis for the twelve months ended December 31, 2007 was $360.8 million or $0.62 per share on a diluted basis, compared with a GAAP net loss of $1,001.4 million, including $1,283.4 million of impairment charges, or $1.76 per share for the 2006 fiscal year. Non-GAAP net income for the twelve months ended December 31, 2007 was $504.3 million or $0.87 per share on a diluted basis, compared with non-GAAP net income of $440.4 million or $0.73 per share for the 2006 fiscal year. The reconciliation between GAAP and non-GAAP results of operations is provided in a table immediately following the Net Product Revenue by Operating Segment table below.

“2007 was a strong year for Juniper Networks”, said Scott Kriens, Chairman and Chief Executive Officer of Juniper Networks, Inc. “Our people and products delivered a clear competitive advantage to our customers in the high-performance networking market, and our results speak for themselves. We look forward to 2008 as another high-performance year, where we believe the intensity of our focus and execution will produce accelerating growth and leverage across our business.”

Net cash provided by operations for the fourth quarter of 2007 were $247.7 million, compared to cash provided by operations of $234.2 million for the same quarter of 2006. Net cash flows from operations for the twelve months ended December 31, 2007 were $797.6 million, compared to cash provided by operations of $755.6 million for the 2006 fiscal year.

Capital expenditures and depreciation during the fourth quarter of 2007 were $35.9 million and $28.4 million, respectively. Capital expenditures and depreciation during the twelve months of 2007 were $146.9 million and $101.8 million, respectively.

“Juniper’s key operating metrics were all in line or ahead of expectations in the December quarter,” said Robyn Denholm, Chief Financial Officer, Juniper Networks, Inc. “Strong revenue growth, good improvements in operating margin and record cash flow from operations were the highlights of the quarter. Our achievement of profitability in our SLT product group is also a key milestone for the company. We are on the right track and believe these results demonstrate our continuing commitment to financial and operational discipline.”

Q4 Highlights:

For the service provider market, Juniper announced the Partner Solution Development Platform (PSDP) that enables customers and partners to develop specialized applications on its best-in-class JUNOS software. The PSDP offers a powerful set of resources, including a software development kit (SDK) with intelligent and secure interfaces to JUNOS routing and service functions. These tools provide customers and partners with greater choice and control in designing, developing and deploying specialized applications that provide unique advantages to their businesses.

For the enterprise, Juniper continued to execute on its strategy to provide enterprises with advanced, coordinated visibility and control of applications and users across the extended enterprise with its announcement of Unified Access Control (UAC) 2.1. This solution advances the ability to deliver the access control, visibility and monitoring of applications and users needed to help address compliance requirements and mitigate exposure to risks and threats. Juniper also announced software enhancements for the WX and WXC application acceleration platforms that fortify application security without compromising performance.

2007 Highlights

Throughout the year, Juniper focused on advancing the fundamentals and economics of high-performance networking, delivering the fast, reliable secure network infrastructure high-performance businesses can rely on to accelerate the roll out of new applications and services to create value, differentiate themselves and accelerate growth.

For service providers, Juniper continued to execute on its vision for service-aware Next-Generation Networks (NGN). Juniper announced a new Session and Resource Control (SRC) solution that enables providers to allocate NGN resources in response to real-time requests from applications and users. Another key milestone for the company was the introduction of the T1600. Building on more than a decade of core routing experience, this next-generation core router extended the leadership of the T640, delivering unparalleled scalability and service richness. The T1600 also provides superior investment protection, enabling customers to upgrade currently installed T640 routers, in as little as 90 minutes, without service interruption. Juniper announced expansion of the MX-series of Ethernet Services Routers with the additions of the MX480 and MX240, offering providers’ performance at scale, superior quality of service (QoS) and enhanced service flexibility previously unattainable in Ethernet deployments. The PSDP provided the latest proof point of Juniper’s ability to extend the value of JUNOS and offer partners and customers new market-changing infrastructure solutions.

For the enterprise market, Juniper continued to focus on its proven, no compromise systems-based approach to delivering a high-performance network infrastructure with security at scale. Juniper was the first to provide advanced granular user and application visibility and control across the network within its integrated security and routing platforms (ISG and SSG). Juniper rolled out new branch networking offerings, expanding the J-series and SSG family to accelerate the secure delivery of business critical applications to branch offices. Juniper expanded its valued partnership with Microsoft to protect networks against downtime and loss by offering customers and partners open, standards-based interoperability between Juniper’s Unified Access Control (UAC) and Microsoft’s Network Access Protection (NAP). Together, the companies provide enterprises with greater choice, flexibility and investment protection for Network Access Control (NAC) deployments. The UAC 2.1 enhancements further streamline policy enforcement and mitigate risk to ensure information technology security initiatives deliver business value.

Fueling High-Performance Businesses

In the service provider market, the MX family continued to gain momentum, with customers such as Elion, a leading voice, Internet and data provider in Estonia, and Neo Telecoms, a leading French IP services operator, announcing their selection of the MX960 for their next-generation core and backbone networks, respectively. The T-series continued to be integral to many customers’ core upgrades. Verizon Business announced its intent to quadruple the standard speed of its backbone network connecting major US cities, using the T-series to deploy one of the first router-to-router 40Gbps (OC-768) circuits carrying live traffic. Chunghwa Telecom, Taiwan’s leading service provider, is building a unified IP core network to underpin its fixed-mobile convergence (FMC) strategy with Juniper’s T-series; Turk Telekom, Turkey’s incumbent telecoms operator, deployed Juniper’s T-series routers to upgrade network capacity and accelerate the introduction of new revenue-generating services; and Telefonica has upgraded its next-generation core IP network in Brazil by deploying Juniper’s T-series.

In the enterprise market, integrated routing and security solutions continued to gain traction. O’Neill, one of the world’s leading youth lifestyle and surfing brands is deploying Juniper’s Secure Services Gateway (SSG), along with NetScreen Security-Manager (NSM) to secure its growing network of retail branch offices across Europe. Japan’s University of Tsukuba, Dexia, a European banking group and a leader in financing services for the public sector, and Inner Mongolia Power all announced they will protect their network infrastructure with Juniper’s Integrated Security Gateway (ISG). Juniper also gained leverage from its service provider customers into the enterprise market in the form of managed services. A clear example of this was Verizon Business, who selected Juniper’s WXC platform as the technology to fuel their new Managed WAN Optimization Service.

Juniper Networks will host a conference call web cast today, January 24, 2008 at 1:45 p.m. (Pacific Time), to be broadcasted live over the Internet at: http://www.juniper.net/company/investor/conferencecall.html.

To participate via telephone, the dial-in number is 303-223-0112. Please call ten minutes prior to the scheduled conference call time. The webcast replay of the conference call will be archived on the Juniper Networks website until March 14, 2008.

About Juniper Networks, Inc.

Juniper Networks, Inc. is the leader in high-performance networking. Juniper offers a high-performance network infrastructure that creates a responsive and trusted environment for accelerating the deployment of services and applications over a single network. This fuels high-performance businesses. Additional information can be found at www.juniper.net.

Juniper Networks, NetScreen and the Juniper Networks logo are registered trademarks of Juniper Networks, Inc. in the United States and other countries. JUNOS is a trademark of Juniper Networks, Inc. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

Statements in this release concerning Juniper Networks’ business outlook, future financial and operating results, future product availability and overall future prospects are forward looking statements that involve a number of uncertainties and risks. Actual results could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: general economic conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending; the network capacity requirements of communication service providers; contractual terms that may result in the deferral of revenue; increases in and the effect of competition; the timing of orders and their fulfillment; manufacturing and supply chain constraints; ability to establish and maintain relationships with distributors and resellers; variations in the expected mix of products sold; changes in customer mix; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of Juniper Networks products and services; rapid technological and market change; adoption of regulations or standards affecting Juniper Networks products, services or the networking industry; the ability to successfully acquire, integrate and manage businesses and technologies; product defects, returns or vulnerabilities; the ability to recruit and retain key personnel; currency fluctuations; litigation; and other factors listed in Juniper Networks’ most recent report on Form 10-Q filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

Juniper believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Juniper believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the discussion below.

Juniper Networks, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net revenues:
Product	$668,746	$483,176	$2,326,983	$1,893,328
Service	140,436	112,654	509,105	410,252
Total net revenues	809,182	595,830	2,836,088	2,303,580
Cost of revenues:
Product	193,302	133,856	676,258	555,077
Service	69,167	56,379	251,380	199,213
Total cost of revenues	262,469	190,235	927,638	754,290
Gross margin	546,713	405,595	1,908,450	1,549,290
Operating expenses:
Research and development	165,279	126,948	622,961	480,247
Sales and marketing	181,425	153,190	666,688	557,990
General and administrative	32,053	25,270	116,489	97,077
Amortization of purchased intangible assets	20,186	22,387	85,896	91,823
Impairment charges	—	—	—	1,283,421
Other charges, net	190	15,450	9,354	36,514
Total operating expenses	399,133	343,245	1,501,388	2,547,072
Operating income (loss)	147,580	62,350	407,062	(997,782)
Interest and other income, net	20,411	30,077	96,776	100,733
Gain on minority equity investment	—	—	6,745	—
Income (Loss) before income taxes	167,991	92,427	510,583	(897,049)
Provision for income taxes	45,087	21,445	149,753	104,388
Net income (loss)	$122,904	$70,982	$360,830	$(1,001,437)
Net income (loss) per share:
Basic	$0.24	$0.12	$0.67	$(1.76)
Diluted	$0.22	$0.12	$0.62	$(1.76)
Shares used in computing net income (loss) per share:
Basic	521,785	569,231	537,767	567,454
Diluted	566,288	604,365	579,145	567,454

Juniper Networks, Inc.
Stock-Based Compensation by Category
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Cost of revenues – Product	$595	$400	$2,085	$1,881
Cost of revenues – Service	1,672	1,171	8,716	5,642
Research and development	8,036	7,000	36,589	35,784
Sales and marketing	6,042	7,121	27,936	31,305
General and administrative	2,977	2,857	12,664	13,033
Total	$19,322	$18,549	$87,990	$87,645

Juniper Networks, Inc.
Stock-Based Compensation Related Payroll Tax by Category
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Cost of revenues – Product	$17	$—	$174	$78
Cost of revenues – Service	161	—	781	258
Research and development	239	1	2,285	1,029
Sales and marketing	859	3	4,242	1,057
General and administrative	40	—	311	180
Total	$1,316	$4	$7,793	$2,602

Juniper Networks, Inc.
Net Product Revenue by Operating Segment
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Infrastructure	$500,359	$352,638	$1,753,175	$1,413,435
Service Layer Technologies	168,387	130,538	573,808	479,893
Total	$668,746	$483,176	$2,326,983	$1,893,328

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2007	2006*	2007	2006*
GAAP Cost of revenues – Product		$193,302	$133,856	$676,258	$555,077
Stock-based compensation expense	C	(595)	(400)	(2,085)	(1,881)
Stock-based compensation related payroll tax	C	(17)	—	(174)	(78)
Restructuring charges	B	-	—	—	(1,356)
Amortization of purchased intangible assets	A	(1,369)	(1,369)	(5,476)	(5,476)
Non-GAAP Cost of revenues – Product		191,321	132,087	668,523	546,286
GAAP Cost of revenues – Service		69,167	56,379	251,380	199,213
Stock-based compensation expense	C	(1,672)	(1,171)	(8,716)	(5,642)
Stock-based compensation related payroll tax	C	(161)	—	(781)	(258)
Non-GAAP Cost of revenues – Service		67,334	55,208	241,883	193,313
GAAP Gross margin		546,713	405,595	1,908,450	1,549,290
Stock-based compensation expense	C	2,267	1,571	10,801	7,523
Stock-based compensation related payroll tax	C	178	—	955	336
Restructuring charges	B	-	—	—	1,356
Amortization of purchased intangible assets	A	1,369	1,369	5,476	5,476
Non-GAAP Gross margin		550,527	408,535	1,925,682	1,563,981
GAAP Gross margin as a % of revenue		67.6%	68.1%	67.3%	67.3%
Stock-based compensation expense as a % of revenue	C	0.3%	0.3%	0.4%	0.3%
Stock-based compensation related payroll tax as a % of revenue	C	-	—	—	—
Restructuring charges as a % of revenue	B	-	—	—	0.1%
Amortization of purchased intangible assets as a % of revenue	A	0.1%	0.2%	0.2%	0.2%
Non-GAAP Gross margin as a % of revenue		68.0%	68.6%	67.9%	67.9%
GAAP Research and development expense		165,279	126,948	622,961	480,247
Stock-based compensation expense	C	(8,036)	(7,000)	(36,589)	(35,784)
Stock-based compensation related payroll tax	C	(239)	(1)	(2,285)	(1,029)
Non-GAAP Research and development expense		157,004	119,947	584,087	443,434
GAAP Sales and marketing expense		181,425	153,190	666,688	557,990
Stock-based compensation expense	C	(6,042)	(7,121)	(27,936)	(31,305)
Stock-based compensation related payroll tax	C	(859)	(3)	(4,242)	(1,057)
Non-GAAP Sales and marketing expense		$174,524	$146,066	$634,510	$525,628

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2007	2006*	2007	2006*
GAAP General and administrative expense		$32,053	$25,270	$116,489	$97,077
Stock-based compensation expense	C	(2,977)	(2,857)	(12,664)	(13,033)
Stock-based compensation related payroll tax	C	(40)	—	(311)	(180)
Non-GAAP General and administrative expense		29,036	22,413	103,514	83,864
GAAP Operating expense		399,133	343,245	1,501,388	2,547,072
Stock-based compensation expense	C	(17,055)	(16,978)	(77,189)	(80,122)
Stock-based compensation related payroll tax	C	(1,138)	(4)	(6,838)	(2,266)
Restructuring charges	B	-	—	—	—
Amortization of purchased intangible assets	A	(20,186)	(22,387)	(85,896)	(91,823)
Impairment charges	B	-	—	—	(1,283,421)
Other charges — gain on legal settlement, net	B	-	—	5,278	—
Other charges — compensation expense related to acquisitions	A	(190)	(1,404)	(1,129)	(5,616)
Other charges — restructuring and acquisition charges	A/B	-	131	438	(335)
Other charges — stock option investigation costs	B	-	(6,575)	(5,975)	(20,461)
Other charges — tax related charges	B	-	(7,602)	(7,966)	(10,102)
Non-GAAP Operating expense		360,564	288,426	1,322,111	1,052,926
GAAP Operating income (loss)		147,580	62,350	407,062	(997,782)
Stock-based compensation expense	C	19,322	18,549	87,990	87,645
Stock-based compensation related payroll tax	C	1,316	4	7,793	2,602
Restructuring charges	B	-	—	—	1,356
Amortization of purchased intangible assets	A	21,555	23,756	91,372	97,299
Impairment charges	B	-	—	—	1,283,421
Other charges — gain on legal settlement, net	B	-	—	(5,278)	—
Other charges — compensation expense related to acquisitions	A	190	1,404	1,129	5,616
Other charges — restructuring and acquisition charges	A/B	-	(131)	(438)	335
Other charges — stock option investigation costs	B	-	6,575	5,975	20,461
Other charges — tax related charges	B	-	7,602	7,966	10,102
Non-GAAP Operating income		$189,963	$120,109	$603,571	$511,055

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2007	2006*	2007	2006*
GAAP Operating margin		18.2%	10.5%	14.4%	(43.3)%
Stock-based compensation expense as a % of revenue	C	2.4%	3.1%	3.1%	3.8%
Stock-based compensation related payroll tax as a % of revenue	C	0.2%	—	0.3%	0.1%
Restructuring charges as a % of revenue	B	-	—	—	0.1%
Amortization of purchased intangible assets as a % of revenue	A	2.7%	4.0%	3.2%	4.2%
Impairment charges as a % of revenue	B	-	—	—	55.7%
Other charges — net gain on legal settlement as a % of revenue	B	-	—	(0.2)%	—
Other charges — compensation expense related to acquisitions as a % of revenue	A	-	0.2%	—	0.3%
Other charges — restructuring and acquisition charges as a % of revenue	A/B	-	—	—	—
Other charges — stock option investigation costs as a % of revenue	B	-	1.1%	0.2%	0.9%
Other charges — tax related charges as a % of revenue	B	-	1.3%	0.3%	0.4%
Non-GAAP Operating margin		23.5%	20.2%	21.3%	22.2%
GAAP Net Interest and Other Income		$20,411	$30,077	$103,521	$100,733
Gain on minority equity investment	B	-	—	(6,745)	—
Non-GAAP Net Interest and Other Income		20,411	30,077	96,776	100,733
GAAP Provision for income tax		45,087	21,445	149,753	104,388
Income tax effect of non-GAAP exclusions	B	13,818	16,101	46,344	67,023
Non-GAAP Provision for income tax		58,905	37,546	196,097	171,411
Non-GAAP Income tax rate		28.0%	25.0%	28.0%	28.0%
Non-GAAP Income (loss) before income taxes**		210,374	150,186	700,347	611,788
GAAP Net income (loss)		122,904	70,982	360,830	(1,001,437)
Stock-based compensation expense	C	19,322	18,549	87,990	87,645
Stock-based compensation related payroll tax	C	1,316	4	7,793	2,602
Restructuring charges	B	-	—	—	1,356
Amortization of purchased intangible assets	A	21,555	23,756	91,372	97,299
Impairment charges	B	-	—	—	1,283,421
Other charges — gain on legal settlement, net	B	-	—	(5,278)	—
Other charges — compensation expense related to acquisitions	A	190	1,404	1,129	5,616
Other charges — restructuring and acquisition charges	A/B	-	(131)	(438)	335
Other charges — stock option investigation costs	B	-	6,575	5,975	20,461
Other charges — tax related charges	B	-	7,602	7,966	10,102
Gain on minority equity investment	B	-	—	(6,745)	—
Income tax effect of non-GAAP exclusions	B	(13,818)	(16,101)	(46,344)	(67,023)
Non-GAAP Net income		$151,469	$112,640	$504,250	$440,377

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2007	2006*	2007	2006*
Non-GAAP Net income per share:
Basic	D	$0.29	$0.20	$0.94	$0.78
Diluted	D	$0.27	$0.19	$0.87	$0.73
Shares used in computing non-GAAP net income per share:
Basic	D	521,785	569,231	537,767	567,454
Diluted	D	566,288	604,365	579,145	602,066
GAAP Net income (loss) as a % of revenue		15.2%	11.9%	12.7%	(43.5)%
Stock-based compensation expense as a % of revenue	C	2.4%	3.1%	3.1%	3.8%
Stock-based compensation related payroll tax as % of revenue	C	0.2%	—	0.3%	0.1%
Restructuring charges as a % of revenue	B	-	—	—	0.1%
Amortization of purchased intangible assets as a % of revenue	A	2.7%	4.0%	3.2%	4.2%
Impairment charges as a % of revenue	B	-	—	—	55.7%
Other charges — net gain on legal settlement as a % of revenue	B	-	—	(0.2)%	—
Other charges — compensation expense related to acquisitions as a % of revenue	A	-	0.2%	—	0.3%
Other charges — restructuring and acquisition charges as a % of revenue	A/B	-	—	—	—
Other charges — stock option investigation costs as a % of revenue	B	-	1.1%	0.2%	0.9%
Other charges — tax related charges as a % of revenue	B	-	1.3%	0.3%	0.4%
Gain on minority equity investment as a % of revenue	B	-	—	(0.2)%	—
Income tax effect of non-GAAP exclusions as a % of revenue	B	(1.8)%	(2.7)%	(1.6)%	(2.9)%
Non-GAAP Net income as a % of revenue		18.7%	18.9%	17.8%	19.1%

• Prior year periods have been reclassified to conform to current year presentation.

• Consists of non-GAAP operating income plus non-GAAP net interest and other income.

Discussion of Non-GAAP Financial Measures

The table above includes the following non-GAAP financial measures from our Consolidated Statements of Operations: cost of product revenue; cost of service revenue; gross margin; gross margin as a percentage of revenue; research and development expense; sales and marketing expense; general and administrative expense; operating expense; operating income (loss); operating margin; net interest and other income; income before income taxes; provision for income taxes; income tax rate; net income (loss); net income (loss) per share and net income as a percentage of revenue. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in the table above should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures presented above to be helpful in assessing the performance of the continuing operation of our business. By continuing operations we mean the ongoing revenue and expenses of the business excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time. In assessing the overall health of our business for the periods covered by the tables above and, in particular, in evaluating the financial line items presented in the table above, we have excluded items in the following three general categories, each of which are described below: Acquisition Related Expenses, Other Items, and Stock-Based Compensation Related Items. We also provide additional detail below regarding the shares used to calculate our non-GAAP net income per share. Notes identified for line items in the table above correspond to the appropriate note description below.

Note A: Acquisition Related Expenses. We exclude certain expense items resulting from acquisitions including the following: (i) amortization of purchased intangible assets associated with our acquisitions; (ii) compensation related to acquisitions; and (iii) acquisition related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition acquisitions result in non-continuing operating expenses which would not otherwise have been incurred by us in the normal course of our business operations. For example, we have incurred deferred compensation charges related to assumed options and transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

Note B: Other Items. We exclude certain other items that are the result of either unique or unplanned events including the following: (i) restructuring and related costs; (ii) impairment charges; (iii) stock option investigation costs and related tax costs; (iv) gain or loss on legal settlement, net of related transaction costs; (v) gain or loss on minority equity investment in privately held companies; and (vi) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures. It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events which arise from unforeseen circumstances which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The unique nature of our stock option investigation costs and associated tax related charges may also limit the comparability of our on-going operations with prior and future periods. Moreover, in the case of legal settlements, these gains or losses are recorded in the period in which the matter is concluded or resolved even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Whether we realize gains or losses on minority equity investments in privately held companies is based primarily on the performance and market value of those independent companies. Accordingly, we believe that these gains and losses do not reflect the underlying performance of our continuing operations. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

Note C: Stock-Based Compensation Related Items. We provide non-GAAP information relative to our expense for stock-based compensation and related payroll tax. We began to include stock-based compensation expense in our GAAP financial measures in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (“SFAS 123R”) in January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types which effect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected in our income statement. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. For example, the expense associated with a $10,000 bonus is equal to exactly $10,000 in cash regardless of when it is awarded and who it is awarded by. In contrast, the expense associated with an award of an option for 1,000 shares of stock is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time and that does not reflect any cash expenditure by the company because no cash is expended. Furthermore, the expense associated with granting an employee an option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may be recognizing expense in a year where the stock option is significantly underwater and is not going to be exercised or generate any compensation for the employee. The expense associated with an award of an option for 1,000 shares of stock by us in one quarter may have a very different expense than an award of an identical number of shares in a different quarter. Finally, the expense recognized by us for such an option may be very different than the expense to other companies for awarding a comparable option, which makes it difficult to assess our operating performance relative to our competitors. Similar to stock-based compensation, payroll tax on stock option exercises is dependent on our stock price and the timing and exercise by employees of our stock-based compensation, over which our management has little control, and as such does not correlate to the operation of our business. Because of these unique characteristics of stock-based compensation and the related payroll tax, management excludes these expenses when analyzing the organization’s business performance. We also believe that presentation of such non-GAAP information is important to enable readers of our financial statements to compare current period results with periods prior to the adoption of SFAS 123R.

Note D: Non-GAAP Net Income Per Share Items. We provide basic non-GAAP net income per share and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted-average number of shares outstanding during the reporting period. The diluted non-GAAP income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

Juniper Networks, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$1,716,110	$1,596,333
Short-term investments	240,355	443,910
Accounts receivable, net of allowance for doubtful accounts	379,759	249,445
Deferred tax assets, net	171,598	179,989
Prepaid expenses and other current assets	47,293	52,129
Total current assets	2,555,115	2,521,806
Property and equipment, net	401,818	349,930
Long-term investments	59,329	574,061
Restricted cash	35,515	45,610
Purchased intangible assets, net	77,844	169,202
Goodwill	3,658,602	3,624,652
Other long-term assets	97,183	83,134
Total assets	$6,885,406	$7,368,395
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$219,101	$179,553
Accrued compensation	158,710	110,451
Accrued warranty	37,450	34,828
Deferred revenue	425,579	312,253
Income taxes payable	52,324	38,499
Debt	399,496	—
Other accrued liabilities	87,183	87,033
Total current liabilities	1,379,843	762,617
Long-term deferred revenue	87,690	73,326
Other long-term liabilities	64,013	17,424
Long-term debt	—	399,944
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.00001 par value	5	6
Additional paid-in capital	8,154,932	7,646,047
Accumulated other comprehensive income	12,251	1,266
Accumulated deficit	(2,813,328)	(1,532,235)
Total stockholders’ equity	5,353,860	6,115,084
Total liabilities and stockholders’ equity	$6,885,406	$7,368,395

Juniper Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Twelve Months Ended
	December 31,
	2007	2006
OPERATING ACTIVITIES:
Net income (loss)	$360,830	$(1,001,437)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	193,166	173,490
Stock-based compensation	87,990	87,645
Other non-cash charges	2,765	1,512
Gain on minority equity investment	(6,745)	—
Impairment of goodwill and intangible assets	—	1,283,421
Excess tax benefit of employee stock option plans	(19,686)	(9,650)
Changes in operating assets and liabilities:
Accounts receivable, net	(120,904)	20,745
Prepaid expenses and other assets	21,813	22,969
Accounts payable	34,938	13,644
Accrued compensation	48,259	12,712
Other accrued liabilities	67,506	17,787
Deferred revenue	127,690	132,766
Net cash provided by operating activities	797,622	755,604
INVESTING ACTIVITIES:
Purchases of property and equipment, net	(146,858)	(102,093)
Purchases of available-for-sale investments	(298,615)	(516,144)
Maturities and sales of available-for-sale investments	1,029,081	632,075
Changes in restricted cash	(7,407)	20,464
Payments related to acquisitions	(375)	(15,102)
Minority equity investments	(4,075)	(7,274)
Net cash provided by investing activities	571,751	11,926
FINANCING ACTIVITIES:
Proceeds from issuance of common stock	343,913	87,140
Retirement of common stock	(1,623,195)	(186,388)
Net borrowings under distributor financing arrangements	10,000	—
Excess tax benefit of employee stock option plans	19,686	9,650
Net cash used in financing activities	(1,249,596)	(89,598)
Net increase in cash and cash equivalents	119,777	677,932
Cash and cash equivalents at beginning of period	1,596,333	918,401
Cash and cash equivalents at end of period	$1,716,110	$1,596,333

Juniper Networks, Inc.
Cash, Cash Equivalents and Available-For-Sale Investments
(in thousands)
(unaudited)

	December 31, 2007	December 31, 2006
Cash and cash equivalents	$1,716,110	$1,596,333
Short-term investments	240,355	443,910
Long-term investments	59,329	574,061
Total	$2,015,794	$2,614,304